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                                                                   EXHIBIT 99(c)

                        KEYCORP STUDENT LOAN TRUST 2000-B
                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                         Deutsche Bank Trust Company Americas
fka, Bank One National Association          fka, Banker Trust Company
One Bank One Plaza, Suite 0126              60 Wall Street, 26th Floor
Chicago, IL 60670                           New York, NY 10005
Attn: Corporate Trust Administration        Attn: Structured Finance Services
Phone: (312) 407-0192                       Mail Stop NYC60-2606
Fax: (312) 407-1708                         Phone: (212) 250-8222
                                            Fax: (212) 797-8606

Key Bank USA, National Association          MBIA Insurance Corporation
800 Superior Ave, 4th Floor                 113 King Street
Cleveland, OH 44114                         Armonk, NY 10504
Attn: President, KER                        Attn: Data Administration
Phone: (216) 828-4293                       Phone: (914) 765-3772
Fax: (216) 828-9301                         Fax: (914) 765-3810

Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Great Lakes Educational Loan Services, Inc., as Subservicer, dated as of September 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Subservicer from January 1, 2003, through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, the Subservicer has fulfilled all its obligations under the Agreement throughout such period.

The undersigned also hereby certifies that the Subservicer has disclosed to the Master Servicer and to the Trust's certified public accountants all significant deficiencies relating to the Subservicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the standard as set forth in the Agreement.

                                    Great Lakes Educational Loan Services, Inc.,
                                    Subservicer

Date:  February 9, 2004             By: /S/ MICHAEL J. NOACK
                                        ------------------------------------
                                    Name: Michael J. Noack
                                    Title: Chief Servicing Officer